                                  EXHIBIT 23.2

                  CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

      AS INDEPENDENT OIL AND GAS CONSULTANTS, WRIGHT COMPANY, INC. HEREBY CONSENTS TO (A) THE USE OF OUR REPORT SETTING FORTH OUR ESTIMATES OF PROVED RESERVES AND FUTURE REVENUE, AS OF DECEMBER 31, 2003, TO THE INTEREST OF BLUE RIDGE ENERGY, INC. ("BR ENERGY") IN CERTAIN OIL AND GAS PROPERTIES, (B) ALL REFERENCES TO OUR FIRM INCLUDED IN OR MADE A PART OF BR ENERGY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002.

                                          Wright & Company, Inc.

                                          /s/ D. RANDALL WRIGHT
                                          ---------------------
                                                 President

March 26, 2004
Brentwood, Tennessee